                                                                    EXHIBIT 99.1



DATE:  May 3, 2007

CONTACT:
Ellen Gonda / Christina Stenson
Brunswick Group
(212) 333-3810


FOR IMMEDIATE RELEASE
---------------------

        DURA AUTOMOTIVE EVALUATES STRATEGIC ALTERNATIVES FOR ATWOOD GROUP

                Company explores growth and divestiture options

ROCHESTER HILLS, Mich., May 3, 2007--DURA Automotive Systems, Inc. (OTC: DRRAQ), today announced that it is exploring strategic alternatives for its Atwood Mobile Products division, headquartered in Elkhart, Indiana. DURA has engaged Miller Buckfire as its exclusive financial advisor in connection with the strategic evaluation, including solicitation of interest from prospective acquirers of Atwood Mobile Products, Inc. In consultation with its financial advisor, DURA will consider whether a sale or a growth strategy would maximize Atwood's financial contribution to the company.

With 2006 sales of approximately $330 million, Atwood offers a broad range of products to the recreation vehicle (RV), specialty vehicle and manufactured housing markets. The division's products encompass windows and doors, specialty glass, hardware appliances and electronics. Founded in 1909, Atwood was acquired by automotive supplier Excel Industries, which was then acquired by DURA in 1999.

"Atwood enjoys leading market positions in each of its product categories based on a reputation for product innovation, quality manufacturing and superior customer service," said Larry Denton, DURA's chairman and chief executive officer. "While the group is profitable and growing, we believe it is in the best interests of our shareholders, customers and employees to conduct a full review of strategic alternatives with respect to Atwood, including evaluation of further growth alternatives and divestiture options."

Atwood provides the most extensive product line of any supplier to the recreation vehicle industry, with more than 90 percent of the recreation vehicles on the road today using Atwood products. The RV industry has experienced consistent historical growth, with RV ownership currently at record levels. Industry trends point toward significant future growth due to favorable population demographics and increasing purchase interest.

On October 30, 2006, DURA Automotive Systems, Inc., and its domestic and Canadian affiliates filed voluntary petitions for protection under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The company and its domestic and Canadian affiliates continue to operate their businesses as Chapter 11 debtors-in-possession.

About Miller Buckfire
Miller Buckfire is a leading independent investment bank providing strategic and financial advisory services focusing on complex restructuring transactions, mergers and acquisitions, and equity and debt financing. The firm was formed in July 2002 when the financial restructuring group at Dresdner Kleinwort Wasserstein spun off as an independent entity. Miller Buckfire's professionals have successfully restructured more than $180 billion in debt, advised on M&A transactions valued at over $14 billion and advised on financings involving over $29 billion. The firm is based in New York. Additional information about Miller Buckfire can be found at www.millerbuckfire.com.

About Atwood Mobile Products, Inc.
Atwood is a leading designer and manufacturer of a broad range of window, glass, aluminum, appliance and electronic products for recreation vehicles (RVs), specialty vehicles, manufactured housing and associated niche markets. Atwood's core products include windows, doors, specialty glass products, water heaters, furnaces, ranges, electronic control systems, converters and seating systems designed to meet specific customer demands. Atwood provides its comprehensive product line to a diverse set of customers including market leaders Thor Industries, Fleetwood, Jayco, Gulfstream, Winnebago, Freightliner and Leer. Recognized as a leading supplier to the RV, specialty vehicle and manufactured housing industries, Atwood markets its products under its well-recognized Atwood, Creation, Kemberly, Wedgewood, Spec-Temp, DURALeg and Levelegs brands. Headquartered in Elkhart, Indiana, Atwood has approximately 1,900 employees.

About DURA Automotive Systems, Inc.
DURA Automotive Systems, Inc., is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules and exterior trim systems for the global automotive industry. The company is also a leading supplier of similar products to the recreation vehicle (RV) and specialty vehicle industries. DURA markets its automotive products to every North American, Asian and European original equipment manufacturer (OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.

Forward-looking Statements
This press release, as well as other statements made by DURA may contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the company's current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the company to continue as a going concern; (ii) the ability of the company to operate pursuant to the terms of the debtor-in-possession ("DIP") financing facility; (iii) the company's ability to obtain court approval with respect to motions in the chapter 11 proceeding prosecuted by it from time to time; (iv) the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; (iv) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; (v) the ability of the company to obtain and maintain normal terms with vendors and service providers; (vi) the company's ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of the Chapter 11 cases on the company's liquidity or results of operations; (viii) the ability of the company to execute its business plans, and strategy, including the operational restructuring initially announced in February 2006, and to do so in a timely fashion; (ix) the ability of the company to attract, motivate and/or retain key executives and associates; (x) the ability of the company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees; (x) general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; and (xi) increased competition in the automotive components supply market. Other risk factors are listed from time to time in the company's United States Securities and Exchange Commission reports, including, but not limited to the Annual Report on Form 10-K for the year ended December 31, 2005. DURA disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the company's various pre-petition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of DURA's common stock receiving no distribution on account of their interest and cancellation of their interests. Under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the company urges that appropriate caution be exercised with respect to existing and future investments in DURA's common stock or other equity interests or any claims relating to pre-petition liabilities.

                                     # # #